Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of HWGC Holdings Limited of our report dated March 29, 2022 for financial year then ended as of December 31, 2021, relating to the financial statements which appears in this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Pan-China Singapore PAC

Singapore

August 16, 2022